_______________________________________________________________
______________________________________________________________

                                                     Exhibit 4(a)

                       IES UTILITIES INC.
   (formerly known as Iowa Electric Light and Power Company)


                               To


               THE FIRST NATIONAL BANK OF CHICAGO


                            Trustee


                        ________________



                    Sixty-first Supplemental

                           Indenture

                   Dated as of March 1, 1995


                        ________________


                        SUPPLEMENTAL TO

            INDENTURE OF MORTGAGE AND DEED OF TRUST

                   DATED AS OF AUGUST 1, 1940

______________________________________________________________


          THIS SIXTY-FIRST SUPPLEMENTAL INDENTURE, dated as of March 1, 1995, between IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), a corporation organized and existing under the laws of the State of Iowa (hereinafter called the "Company"), party of the first part, and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee, a national banking association organized and existing under the laws of the United States of America, party of the second part,


                      W I T N E S S E T H:


           WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940 (hereinafter called the "Original Indenture"), to the Trustee to secure the first mortgage bonds (herein sometimes referred to as "first mortgage bonds") of the Company, issuable in series; and

            WHEREAS, the Company thereafter executed and delivered certain Supplemental Indentures, First through Sixtieth, inclusive, for the various purposes of creating additional series of first mortgage bonds, conveying and confirming unto the Trustee certain additional property, correcting the description of a certain parcel of land as set forth in the Original Indenture and amending the Original Indenture in certain respects (the Original Indenture and the above referred to Supplemental Indentures together with this Sixty-first Supplemental Indenture being herein sometimes collectively referred to as the "Indenture"); and

            WHEREAS, there have been issued and are now outstanding under the Indenture the following described first mortgage bonds:

           First Mortgage Bonds                      Principal Amount

        Series J, 6-1/4% due 1996                      $15,000,000
        Series L, 7-7/8% due 2000                       15,000,000
        Series M, 7-5/8% due 2002                       30,000,000
        Series P and Q, 6.70% due 2006                   9,200,000
        Series X, 9.42% due 1995                        50,000,000
        Series W, 9.75% due 1995                        50,000,000
        Series Y, 8-5/8% due 2001                       60,000,000
        Series Z, 7.60% due 1999                        50,000,000
        Collateral Series A due 2008                    50,000,000
        Collateral Series B due 2023                    50,000,000
        Pollution  Control Collateral Series A,
          due 2023                                      10,200,000
        Pollution  Control Collateral Series B,
          due  2023                                      7,000,000
        Pollution  Control Collateral Series C,
          due  2023                                      2,200,000


           WHEREAS, the Original Indenture in Section 158 provides that the Company, when authorized by resolution of the Board, and the Trustee, may at any time, subject to the restrictions in the Original Indenture contained, enter into such an indenture supplemental to the Original Indenture as may or shall be by them deemed necessary or desirable for the purpose of creating any new series of first mortgage bonds or of adding to the covenants and agreements of the Company in the Original Indenture contained, other covenants and agreements thereafter to be observed by the Company and for any other purpose not inconsistent with the terms of the Original Indenture and which shall not impair the security of the same; and

           WHEREAS, the Company desires to execute and deliver this Sixty-first Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation of a new series of first mortgage bonds to be designated "First Mortgage Bonds, Collateral Series C, Due March 28, 2000" (hereinafter sometimes called the "Bonds"), and for the purpose of adding to the covenants and agreements of the Company in the Original Indenture contained, other covenants and agreements hereafter to be observed by the Company;

           WHEREAS, the Bonds are to be issued to The First National Bank of Chicago as trustee (the "New Mortgage Trustee") under the Company's Indenture of Mortgage and Deed of Trust dated as of September 1, 1993 (the "New Mortgage"), and are to be owned and held by the New Mortgage Trustee as "Class 'A' Bonds" (as defined in the New Mortgage) in accordance with the terms of the New Mortgage; and

           WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation of the Company, including all action requisite on the part of its stockholders, directors and officers, necessary to make the Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage and deed of trust for the security of the Bonds in accordance with the terms of the Indenture and the terms of the Bonds, have been done and taken; and the execution and delivery of this Sixty-first Supplemental Indenture have been in all respects duly authorized.

            NOW,   THEREFORE,  THIS  SIXTY-FIRST  SUPPLEMENTAL
INDENTURE WITNESSETH, that, in order further to secure the payment of the principal of, premium, if any, and interest, if any, on all first mortgage bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said first mortgage bonds and in the Indenture contained (except any covenant of the Company with respect to the refund or reimbursement of taxes, assessments or other governmental charges on account of the ownership of any first mortgage bonds, or the income derived therefrom, for which the holders of such first mortgage bonds shall look only to the Company and not to the property mortgaged and pledged) and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of $1.00 duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Sixty-first Supplemental Indenture, and, by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over, warrant and confirm unto the Trustee the properties of the Company described and referred to in the Original Indenture and all indentures supplemental thereto, as thereby conveyed or intended so to be, and not heretofore specifically released, together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, now owned or which may hereafter be owned or acquired by the Company, and the reversion and reversions, remainder and remainders, and the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and of every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company, at law or in equity, or otherwise howsoever, in, of and to such property and every part and parcel thereof:


                      [DESCRIBE PROPERTY]







           TO HAVE AND TO HOLD all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances mortgaged, conveyed, pledged or assigned as aforesaid, or intended so to be, together with all the appurtenances thereunto appertaining, unto the Trustee and its successors and assigns forever, upon the trusts, for the uses and purposes and under the terms and conditions and with the rights, privileges and duties as in the Indenture set forth;

           Subject, however, to the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to Permitted Encumbrances (as defined in Section 24 of the Original Indenture) and, as to any property acquired by the Company since the execution and delivery of the Original Indenture, to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition, but only to the extent that such liens are permitted by Sections 72 and 83 of the Original
Indenture,  as  amended, and Section  6  of  this  Sixty-first
Supplemental Indenture;

           BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the first mortgage bonds and coupons authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one first mortgage bond or coupon  over  any other by reason of priority in the  time  of issue, sale or negotiation thereof or otherwise, except as provided in Section 69 of the Original Indenture, so that, subject to said provisions, each and all of said first mortgage bonds and coupons shall have the same right, lien and privilege under the Indenture and shall be equally and ratably secured thereby (except as any sinking, amortization, improvement, renewal or other fund, or any other covenants or agreements established in accordance with the provisions of the Original Indenture, may afford additional security for the first mortgage bonds of any particular series), and shall have the same proportionate interest and share in the Trust Estate (as defined in the Original Indenture), with the same effect as if all of the first mortgage bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture; and in trust for enforcing payment of the principal of the first mortgage bonds and of the interest and premium, if any, thereon, according to the tenor, purport and effect of the first mortgage bonds and coupons and of the Indenture, and for enforcing the terms, provisions, covenants and stipulations therein and in the first mortgage bonds set forth, and upon the trusts, uses and purposes and subject to the covenants, agreements and conditions set forth and declared in the Indenture;

           AND THIS SIXTY-FIRST SUPPLEMENTAL INDENTURE FURTHER
WITNESSETH, that the Company hereby covenants and agrees to and with the Trustee and its successors and assigns forever as follows:

1. There shall be, and is hereby created, a new series of first mortgage bonds, known as and entitled "First Mortgage Bonds, Collateral Series C, Due March 28, 2000," and the form thereof shall be substantially as hereinafter set forth.

           The Bonds shall be issued and delivered to the New Mortgage Trustee under the New Mortgage as the basis for the authentication and delivery under the New Mortgage of a series of securities ("Collateral Trust Securities"). As provided in the New Mortgage, the Bonds will be registered in the name of the New Mortgage Trustee or its nominee and will be owned and held by the New Mortgage Trustee, subject to the provisions of the New Mortgage, for the benefit of the holders of all securities from time to time outstanding under the New Mortgage, and the Company shall have no interest therein.

          Any payment by the Company under the New Mortgage of the principal of or interest, if any, on the Collateral Trust Securities (other than by the application of the proceeds of a payment in respect of Bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest on such Bonds, as the case may be, which is then due.

           The principal amount of the Bonds shall be limited to $50,000,000, except in case of the issuance of bonds as provided in Section 14 of the Original Indenture on account of mutilated, lost, stolen, or destroyed bonds. The Bonds shall be registered bonds only without coupons of the denomination of $1,000 and any multiple of $1,000, and of such respective amounts of each of said denominations as may be executed by the Company and delivered to the Trustee for authentication and delivery. Notwithstanding the provisions of Section 7 of the Original Indenture to the contrary, no reservation of unissued coupon bonds shall be required with respect to the Bonds. All Bonds shall mature March 28, 2000 and shall not bear interest except that if the Company should default in the payment of principal on a Bond, such Bond shall bear interest on such defaulted principal at the rate of six percent per annum (to the extent that payment of such interest is enforceable under applicable law) until the Company's obligation with respect to the payment of such principal shall be discharged. The principal, premium, if any, and the interest, if any, on the Bonds shall be payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the Company in The City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

           The Bonds will be redeemable, at the option of the Company, in whole at any time or in part from time to time, upon at least 30 days' notice, at a redemption price equal to 100% of the principal amount thereof together with accrued interest, if any, thereon to the date fixed for redemption. The Bonds shall be redeemed no later than the redemption of the Collateral Trust Securities, in a principal amount equal to the principal amount of Collateral Trust Securities then being redeemed, and at a redemption price equal to the redemption price (excluding interest other than interest on defaulted principal, if any) applicable to such redemption of Collateral Trust Securities.

            Notwithstanding  Section  11   of   the   Original
Indenture, the Company may execute, and the Trustee shall authenticate and deliver, definitive Bonds in typewritten form.

           Subject to the provisions of Section 8 of the Original Indenture, all definitive Bonds shall be interchangeable for other Bonds of a different authorized denomination or denominations, as requested by the holder surrendering the same, upon surrender to the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in The City of New York. Anything contained in Section 13 of the Original Indenture notwithstanding, upon such interchange of Bonds, no charge may be made by the Company except the payment of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto.

           The Trustee is hereby appointed Registrar of the Bonds for the purpose of registering and transferring Bonds as in Section 12 of the Original Indenture provided. Bonds may also be so registered and transferred at the principal corporate trust office of First Chicago Trust Company of New York in the Borough of Manhattan in The City of New York, which company is hereby authorized to act as co-Registrar of
Bonds in The City of New York. In case any Bonds shall be redeemed in part only, any delivery pursuant to Section 97 of the Original Indenture of a new Bond or Bonds of an aggregate principal amount equal to the unredeemed portion of such Bond shall, at the option of the registered owner, be made by the co-Registrar. For all purposes of Articles Eleven and Eighteen of the Original Indenture, First Chicago Trust Company of New York in The City of New York, as the New York Paying Agent for Bonds, shall be deemed to be the agent of the Trustee for the purpose of receiving all or any part, as may be directed by the Trustee, of any deposit for the purpose of redeeming, or of paying at maturity, any Bonds, and any money so deposited with First Chicago Trust Company of New York in The City of New York, upon the direction of the Trustee, in trust for the purpose of paying the redemption price of, or of paying at maturity, any Bonds, shall be deemed to constitute a deposit in trust with, and to be held in trust by, the Trustee in accordance with the provisions of Article Eleven or Eighteen of the Original Indenture.

           So long as any Bonds shall be outstanding, in addition to the offices or agencies required to be maintained by the provisions of the Original Indenture, the Company shall keep or cause to be kept at an office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, books for the registration and transfer of Bonds pursuant to the foregoing provisions of this Section and to the provisions of the Original Indenture.

2.                  The   Bonds   and   the   certificate   of
authentication   to   be  borne  by  such   Bonds   shall   be
substantially in the following forms, respectively:


                     [FORM OF FACE OF BOND]

      This bond is not transferable except to a successor trustee under the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between IES Utilities Inc. and
The First National Bank of Chicago, Trustee.

     No.                                               $

IES UTILITIES INC.
FIRST MORTGAGE BOND, COLLATERAL SERIES C


Due March 28, 2000

           IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company) (hereinafter called the "Company"), a corporation of the State of Iowa, for value received, hereby promises to pay to ________________, as trustee under the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between the Company and such trustee, or registered assigns, on the twenty-eighth day of March, 2000, the sum of $____________ in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts. This bond shall not bear interest except that, if the Company should default in the payment of principal hereof, this bond shall bear interest on such defaulted principal at the rate of six percent per annum (to the extent that payment of such interest is enforceable under applicable law) until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Principal of and interest, if any, on this bond shall be payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in The City of New York.

           Reference is made to the further provisions of this bond set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

           This bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by The First National Bank of Chicago, or its successor, as Trustee under the Indenture.

          IN WITNESS WHEREOF, the Company has caused this bond to be signed in its name, manually or in facsimile, by its President or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon and attested, manually or in facsimile, by its Secretary or one of its Assistant Secretaries.

     Dated:

                              IES UTILITIES INC.



                              By_____________________________
                                Senior Vice President, Finance

ATTEST:


______________________
     Secretary




[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the first mortgage bonds described in the within-mentioned Indenture.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                           as Trustee


                      By_________________________________
                              Authorized Officer


                   [FORM OF REVERSE OF BOND]

                       IES UTILITIES INC.

            FIRST MORTGAGE BOND, COLLATERAL SERIES C

                       Due March 28, 2000

           This bond is one of an authorized issue of bonds of the Company known as its "first mortgage bonds", issued and to be issued in series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, or any other covenants or agreements, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the first mortgage bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of August 1, 1940, executed by the Company to The First National Bank of Chicago, as Trustee, as supplemented by sixty-one Supplemental Indentures (including a Seventh Supplemental Indenture dated as of July 1, 1946, a Thirty-second Supplemental Indenture dated as of September 1, 1966, a Forty-fifth Supplemental Indenture dated as of November 1, 1976, a Fifty-fifth Supplemental Indenture dated as of March 1, 1988, a Fifty-sixth Supplemental Indenture dated as of October 1, 1988, a Fifty-ninth Supplemental Indenture dated as of October 1, 1993, a Sixtieth Supplemental Indenture dated as of November 1, 1993 and a Sixty-first Supplemental Indenture dated as of March 1, 1995) each duly executed by the Company to said Trustee (said Indenture, as so supplemented, being herein sometimes referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said first mortgage bonds, and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said first mortgage bonds are and are to be issued and secured. As provided in, and to the extent permitted by, the Indenture, the rights and obligations of the Company and of the holders of said first mortgage bonds may be changed and modified with the consent of the Company by the affirmative vote of the holders of at least 75% in principal amount of the first mortgage bonds then outstanding affected by such change or modification (excluding first mortgage bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture); provided, however, that without the consent of the registered owner hereof no such change or modification shall permit the reduction of the principal or the extension of the maturity of the principal of this bond or the reduction of the rate of interest, if any, hereon or any other modification of the terms of payment of such principal or interest. As provided in the Indenture, said first mortgage bonds are issuable in series which may vary as in the Indenture provided or permitted. This bond is one of a series of first mortgage bonds entitled "First Mortgage Bonds, Collateral Series C, Due March 28, 2000".

           Any payment by the Company of the principal of or interest, if any, on the Collateral Trust Securities (as defined in the Sixty-first Supplemental Indenture) (other than by the application of the proceeds of a payment in respect of this bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest on this bond which is then due.

           This bond is redeemable, at the option of the Company, in whole at any time or in part from time to time, upon at least 30 days' notice, given as aforesaid, at a redemption price equal to 100% of the principal amount thereof together with accrued interest, if any, to the date fixed for redemption. In addition, the Bonds shall be redeemed by the Company no later than the redemption of the Collateral Trust Securities in a principal amount equal to the principal amount of Collateral Trust Securities then being redeemed, and at a redemption price equal to the redemption price (excluding interest other than interest on defaulted principal, if any) applicable to such redemption of Collateral Trust Securities.

          If an event of default, as defined in the Indenture, shall occur, the principal of this bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

           This bond is transferable by the registered owner hereof in person or by attorney authorized in writing at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in The City of New York, upon surrender and cancellation of this bond and upon any such transfer a new first mortgage bond of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefore. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof, for the purpose of receiving payment and for all other purposes.

           This bond, alone or with other first mortgage bonds of the same series, may be exchanged upon surrender thereof to the Trustee at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in The City of New York, for one or more other first mortgage bonds of the same series and of the same aggregate principal amount but of a different authorized denomination or denominations, upon payment of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and subject to the terms and conditions set forth in the Indenture.

           No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director, or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every registered owner hereof, as more fully provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

                       [END OF BOND FORM]


          SECTION 3. Anything contained in Sections 97 and 98 of the Indenture to the contrary notwithstanding, if less than all of the outstanding Bonds are to be called for redemption, the Bonds to be redeemed in whole or in part shall be designated by the Trustee (within 10 days after receipt from the Company of notice of its intention to redeem Bonds) by lot according to such method as the Trustee shall deem proper in its discretion. For the purpose of any drawing, the Trustee shall assign a number for each $1,000 principal amount of each outstanding Bond.

           The provisions of Section 97 of the Indenture relating to notations of partial redemption shall not apply to the Bonds.

            SECTION 4. The recitals contained in this Supplemental Indenture are made by the Company and not by the Trustee; and all of the provisions contained in the Original Indenture, as heretofore supplemented, in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall, except as hereinabove modified, be applicable in respect hereof as fully and with like effect as if set forth herein in full.

            SECTION 5. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained, by or on behalf of the Company, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

           SECTION 6. Nothing in this Supplemental Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee, and the holders of the first mortgage bonds any legal or equitable right, remedy or claim under or in respect of the Indenture or any covenant, condition or provision therein or in the first mortgage bonds contained, and all such covenants, conditions, and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the first mortgage bonds issued under the Indenture.

          SECTION 7. All references in the Original Indenture to the various Sections and Articles thereof shall be deemed to refer to said Sections and Articles as heretofore amended, and the Original Indenture shall hereafter be construed and applied as heretofore amended and supplemented.

           SECTION 8. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.


           IN WITNESS WHEREOF, IES UTILITIES INC. has caused this Sixty-first Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and THE FIRST NATIONAL BANK OF CHICAGO, in token of its acceptance of the trusts created hereunder, has caused this Sixty-first Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Trust Officers, all as of the day and year first above written.


                              IES UTILITIES INC.


                              By:______________________________
                                 Senior Vice President, Finance


(CORPORATE SEAL)

ATTEST:


_____________________________
          Secretary



                              THE FIRST NATIONAL BANK OF
                                CHICAGO, Trustee


                              By:________________________
                                 Assistant Vice President




(CORPORATE SEAL)
ATTEST:


____________________________
     Authorized Officer


STATE OF IOWA  )
               )  ss:
COUNTY OF LINN )


           On this ______ day of March, 1995, before me, ____________, a Notary Public in and for the said County in the state aforesaid, personally appeared Robert J. Latham and Stephen W. Southwick, to me personally known, and to me known to be Senior Vice President, Finance and Secretary, respectively, of IES UTILITIES INC., one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each did say that he the said Robert J. Latham is Senior Vice President, Finance, and that he the said Stephen W. Southwick is Secretary of the said IES UTILITIES INC., a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of the said corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and the said Robert J. Latham and Stephen W. Southwick each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

           WITNESS my hand and notarial seal this _______ day of March, 1995.



                                   ___________________________
                                   Notary Public


My Commission expires:  ________ __, ____



(NOTARIAL SEAL)


STATE OF ILLINOIS   )
                    )    SS
COUNTY OF COOK      )

            On  this  ___  day  of  March,  1995,  before  me,
_____________, a Notary Public in and for said County in the State aforesaid, personally appeared __________ and _________, to me personally known, and to me known to be an
and an                                  , respectively, of THE
FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each did say that he the said ________ is an
and    that    the    said   _____________________    is    an
___________________ of the said THE FIRST NATIONAL BANK OF CHICAGO, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of the said corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its By-Laws; and the said ________________________ and
______________________ each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

           WITNESS my hand and notarial seal this ___ day of March, 1995.




                                _____________________________
                                Notary Public


My Commission expires: _____________ __, ____




(NOTARIAL SEAL)